Exhibit 10.1

THIRD AMENDMENT TO THE

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

June 16, 2017

THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CITY OFFICE REIT OPERATING PARTNERSHIP, L.P. (this “Amendment”), dated as of June 16, 2017, is entered into by CITY OFFICE REIT, INC., a Maryland corporation, as general partner (the “General Partner”) of CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership.

WHEREAS, the Amended and Restated Agreement of Limited Partnership of the Partnership was executed on April 21, 2014 (the “Amended and Restated Partnership Agreement”), a First Amendment thereto was executed on September 30, 2016 (the “First Amendment”) and a Second Amendment thereto was executed on March 9, 2017 (the “Second Amendment” and together with the Amended and Restated Partnership Agreement and the First Amendment, as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”); and

WHEREAS, Section 4.2.A of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption, and any such other terms and/or relative, participating, optional or other special rights, powers and duties, as shall be determined by the General Partner, in its sole and absolute discretion without the approval of the Limited Partners or any other Person; and

WHEREAS, the General Partner has previously established and set forth the terms of Partnership Units designated as the Series A Preferred Units as set forth in the First Amendment (the “Series A Preferred Units”), and, in connection with the issuance and sale of up to 4,600,000 shares of Series A Preferred Stock of the General Partner (the “Series A Preferred Stock”) the Partnership has authorized the issuance of up to 4,600,000 Series A Preferred Units to the General Partner; and

WHEREAS, the General Partner desires to issue, from time to time, up to 1,000,000 additional shares of Series A Preferred Stock of the General Partner, pursuant to [Equity Distribution Agreements], each dated June 16, 2017 (the “Equity Distribution Agreements”), among the General Partner and the Partnership, on the one hand, and each of KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and BMO Capital Markets Corp., on the other hand, and the General Partner desires to cause the Partnership to issue additional corresponding Series A Preferred Units to the General Partner, at each time the shares of Series A Preferred Stock are issued by the General Partner, in an amount equal to the shares of Series A Preferred Stock issued pursuant to the Equity Distribution Agreements; and

WHEREAS, the General Partner desires to amend Schedule I to Annex A to the Partnership Agreement from time to time in connection with the issuances and sales of the additional shares of Series A Preferred Stock by the General Partner, to set forth the number of Series A Preferred Units issued and outstanding; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.2.A and Article 14 of the Partnership Agreement, and as authorized by the resolutions of the Board of Directors of the General Partner and the resolutions of the Pricing Committee of the Board of Directors of the General Partner dated as of May 4, 2017 and June 16, 2017, respectively, the General Partner desires to further amend the Partnership Agreement to provide for the issuance of additional Series A Preferred Units to the General Partner.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1. The Partnership Agreement is hereby amended by deleting the section entitled “Designation and Number” in Annex A to the First Amendment in its entirety and replacing such section with the following:

“Designation and Number. A series of Preferred Units (as defined below) of City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Partnership”), designated the “6.625% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 5,600,000.”

2. Pursuant to Section 4.2.A and Section 4.3.E of the Partnership Agreement, effective as of the applicable issuance date of the additional shares of Series A Preferred Stock by the General Partner, the Partnership will issue additional corresponding Series A Preferred Units to the General Partner in an amount equal to the number of shares of Series A Preferred Stock issued by the General Partner, which additional Series A Preferred Units shall have the designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption, and any such other terms and/or relative, participating, optional or other special rights, powers and duties, set forth in Annex A to the First Amendment, as amended by this Amendment, but in no event shall the aggregate number of Series A Preferred Units issued pursuant to the First Amendment and this Amendment exceed 5,600,000. In return for the issuance to the General Partner of the additional Series A Preferred Units, the General Partner shall contribute to the Partnership the funds raised through its issuance and sale of the additional shares of Series A Preferred Stock (the General Partner’s capital contribution shall be deemed to equal the amount of the gross proceeds of that share issuance (i.e., the net proceeds actually contributed, plus any other expenses incurred, with any such expense deemed to have been incurred by the General Partner on behalf of the Partnership)).

3. After the date hereof through the first date on which the Equity Distribution Agreements have been terminated pursuant to their terms, (i) the General Partner shall, as of each date that a prospectus supplement to the General Partner’s Registration Statement on Form S-3 (file no. 333-218419) is filed with the Securities and Exchange Commission under Rule 424 of the Securities Act of 1933, as amended, relating to issuances and sales of its Series A Preferred Stock pursuant to the Equity Distribution Agreements, (ii) the General Partner shall, as of each date of issuance of its Series A Preferred Stock other than pursuant to the Equity Distribution Agreements, and (iii) the General Partner may, from time to time and at any time, designate an updated Schedule I to Annex A to the Partnership Agreement which shall set forth the amount of Series A Preferred Units issued and outstanding and the owner of such Series A Preferred Units as of the date of designation. Any Schedule I to Annex A designated in accordance with the immediately preceding sentence shall be deemed to (A) supersede any Schedule I to Annex A or other schedule thereto that is a part of the Partnership Agreement immediately prior to such designation and (B) form a part of the Partnership Agreement as Schedule I to Annex A to the Partnership Agreement as of the date of designation. For the avoidance of doubt, the General Partner shall be under no obligation to execute an amendment to the Agreement each time it designates an updated Schedule I to Annex A pursuant to this paragraph.

4. The First Amendment and this Amendment, collectively, shall constitute a Partnership Unit Designation with respect to the Series A Preferred Units, as contemplated by the Partnership Agreement.

5. The foregoing recitals are incorporated in and are made a part of this Amendment.

6. Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Partnership Agreement. This Amendment has been authorized by the General Partner pursuant to Article 14 of the Partnership Agreement and does not require execution by the Limited Partners or any other Person.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

CITY OFFICE REIT, INC. a Maryland corporation

By:	/s/ Anthony Maretic
Name:	Anthony Maretic
Title:	Chief Financial Officer

[Signature page for the Third Amendment to the Amended and Restated Agreement of Limited Partnership of City Office REIT Operating Partnership, L.P.]